SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

1 Definitive Additional Materials

2 Soliciting Material Under Rule 14a-12

VICORP Restaurants, Inc.

(Name of Registrant as Specified In Its Charter)

Stanley Ereckson, Jr.

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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Fee paid previously with preliminary materials

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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4) Date Filed:____________________________________________________________________

For Immediate Release

VICORP RESTAURANTS ANNOUNCES LAWSUITS

Denver, CO, February 28, 2001 VICORP Restaurants, Inc. (NASDAQ:VRES) ("VICORP") announced today that two lawsuits were filed on February 20, 2001, in the District Court in the City and County of Denver, Colorado, with respect to the proposed merger of VICORP and a newly-formed affiliate of BancBoston Capital, Inc. and Goldner Hawn Johnson & Morrison, Incorporated. Each of the suits purports to be filed as a class action on behalf of the named plaintiff and all other shareholders of VICORP. The complaints in the two actions are virtually identical, except for the name of the plaintiff, and both suits were filed by the same Denver law firm.

The complaints allege that the consideration to be received by VICORP shareholders in the merger is inadequate because it did not result from an open bidding or "market check" mechanism. The complaints further allege that the directors of VICORP and certain of its officers breached their fiduciary duties to the VICORP shareholders by failing to exercise ordinary care and diligence in connection with the merger and had conflicts of interest in the transaction. Each plaintiff seeks, among other things, class action certification, an injunction prohibiting VICORP from proceeding with the merger, and an award of damages, attorneys' fees and costs of suit.

VICORP believes that the allegations in the complaints are without merit and intends to defend the suits vigorously. The proxy statement to be provided by VICORP to its shareholders in connection with the merger will contain a description of the auction process conducted by VICORP prior to entering into the merger agreement and a detailed summary of the merger agreement.

Information Concerning Participants

VICORP, its directors, and executive officers may be deemed to be participants in the solicitation of proxies from VICORP shareholders to approve the merger. The directors and executive officers of VICORP have an interest in the merger, some of which may differ from or may be in addition to those of VICORP shareholders generally. Those interests, which will be described in greater detail in the proxy statement with respect to the merger, include interests related to continuing employment relationships, payments under a severance agreement and a covenant against competition, payments in settlement of stock options and rights under a directors' compensation plan and options in the acquiring company to be issued to certain officers.

Availability of Proxy Statement

VICORP has filed with the Securities and Exchange Commission preliminary proxy material relating to the special meeting of shareholders at which the merger will be voted upon and intends to mail a proxy statement for that meeting to shareholders in March. Shareholders are urged to read the proxy statement carefully when it is available, as it will contain important information that shareholders should consider before making a decision about the merger. Copies of the proxy statement, as well as other filings containing information about VICORP, may be obtained without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement, when finalized, and VICORP's other SEC filings will also be obtainable, without charge, from VICORP's Secretary at VICORP Restaurants, Inc., 400 West 48th Avenue, Denver, Colorado 80216, (303) 296-2121.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties relating to future events. These risks and uncertainties could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. The Company assumes no obligation to update the forward-looking information.

VICORP operates and franchises approximately 374 mid-scale family-type restaurants, principally under the names Bakers Square and Village Inn, with concentrations in the Rocky Mountain region, upper Midwest, California, Arizona and Florida.

Contact:

Stanley Ereckson, Jr.

VICORP Restaurants, Inc.

Tel: 303-296-2121

Fax: 303-672-2668

email: stan.ereckson@vicorpinc.com